Exhibit 99.1

NTN BUZZTIME, INC. ANNOUNCES

FIRST QUARTER 2007 RESULTS

•	Cash and equivalents increased $2.3 million during the first quarter of 2007 to $11.1 million

•	The sale of the NTN Wireless business was completed for $2.0 million in net proceeds

•	Gross margin as a percentage of revenue increased to 71% compared to 70% in prior year period due to operating efficiencies gained

CARLSBAD, Calif., May 9/PRNewswire-FirstCall/ — NTN Buzztime, Inc. (Amex: NTN), a leader in interactive communications and entertainment products for the hospitality industry and for the home, today announced results for the first quarter ended March 31, 2007.

Having closed the sale of assets related to its Wireless business on March 30, 2007 the Company anticipates completing the divestiture of Software Solutions during the second quarter of 2007. The Company continues to classify these non-core businesses as “Discontinued Operations” while the Entertainment Division, consisting of the Buzztime iTV Network and Buzztime Distribution comprises “Continuing Operations”.

Entertainment Division (Continuing Operations)

Revenue from continuing operations of the Entertainment Division decreased $0.6 million or 7% to $7.7 million for the first quarter of 2007, compared to revenues of $8.3 million for the first quarter of 2006. This decrease was primarily due to a decrease of $205,000 in advertising revenue, a decrease of $193,000 in subscription fees related to a reduction in average billable sites, a decrease in $102,000 in interactive events revenue in Canada due to the sale of this business during the first quarter of 2007, and a decrease of $41,000 in Buzztime Distribution revenues related to satellite and mobile.

Gross margin as a percentage of revenue for the Entertainment Division increased to 71% in the first quarter of 2007 from 70% in the first quarter of 2006 due to operational cost savings related to service fees, playmaker repairs, communication costs, direct depreciation and shipping costs. These savings are expected to continue throughout the remainder of the year.

The Entertainment Division net loss for the first quarter of 2007 was $0.8 million compared to net income of $0.2 million for the first quarter of 2006. During the first quarter of 2007, the Company’s investment in marketing initiatives increased $235,000 compared to the first quarter of 2006, and had higher personnel and related expenses of approximately $319,000 related to new senior-level talent hired strengthening the organization in key areas such as sales, marketing, operations, finance and human resources. Additionally, the Entertainment Division incurred $452,000 of restructuring costs during the first quarter of 2007 related to the reduction in force and reduction in leased space in Canada. This restructuring is expected to decrease operating costs by approximately $300,000 annually beginning in 2008. These increases were partially offset by a $209,000 decrease in stock-based compensation expense as stock options became fully amortized or forfeited.

“Our financial performance in the first quarter of 2007 reflects the divestiture of discontinued operations and the roll-out of sales and marketing initiatives designed to improve the long-term performance of our core business,” commented Dario Santana, Chief Executive Officer of NTN Buzztime. “It is clear that these recently implemented programs have added to a challenging operating environment in the first quarter, however, we are optimistic that the investments we are making in sales and marketing resources and programs will succeed in driving growth across our player community, increase new site and advertising sales and improve overall retention rates. We believe these strategic changes provide our business with the best opportunity to achieve long-term growth and profitability.”

Hospitality Division (Discontinued Operations)

Hospitality Division revenues for the first quarter of 2007 were $2.6 million, largely unchanged from revenues of $2.8 million for the first quarter of 2006. The Hospitality Division net loss for the first quarter of 2007 was $4,000 compared to a $98,000 loss for the first quarter of 2006. Included in the first quarter results was approximately $400,000 gain related to the sale of the NTN Wireless assets. The Hospitality Division consists of two segments, Wireless (divested March 30, 2007) and Software Solutions (held for sale).

The Wireless segment, which was sold on March 30, 2007, had revenues of $1.7 million and net income of $0.5 million for the first quarter of 2007. This represents a $0.2 million increase to both revenue and net income compared to 2006. The Software Solutions segment had revenues of $0.9 million and a net loss of $0.5 million, representing a slight decrease in revenue and a $0.2 million increase in the net loss compared to the first quarter of 2006.

Strategic Growth Roadmap Update

“During the last earnings call, we announced a number of milestones related to our strategic growth roadmap designed to drive top line growth during 2007 and beyond,” said Mr. Santana. “What follows are the highlights of our accomplishments since mid March:

➢	Divested the Wireless Division and increased the Company’s cash and equivalents balance to $11.1 million

➢	Hired a general manager, two sales professionals and a marketing support person for the UK

➢	Saw an increase in the number of ‘saves’ through product segmentation contributing to a 10% reduction in terminations during the month of April

➢	Increased the number of promotions for avid and casual players in North America and the UK leading to a 4% improvement in game play hours relative to the prior quarter.

➢	Launched Crazy Golf version 2.0 and sponsored in-bar promotions across the US and Canada

➢	Rolled-out Rookie Site retention program designed to reduce churn among our newer locations

➢	Initiated development of ‘pay to play’ initiatives aimed at the Web and at the Mobile Phone space

“We continue to pursue every opportunity available to improve the value proposition of the NTN Buzztime offering,” said Mr. Santana. “We are seeing encouraging signs in the uptake of our segmented products and in the sequential improvement in play hours. We believe that play hours are the strongest indicator of the value we are delivering to our paying hospitality customers and we are committed to continue driving game play through increased promotions and tournaments and by improving the entertainment value of our content. The strength of our balance sheet, with over $11 million in cash and no debt, affords us the opportunity to prudently and deliberately execute our strategic plans.”

The company expects revenue growth with respect to continuing operations of between 4% and 6% in 2007 and EBITDA in the range of $2.5 million to $3.0 million. For 2008, the company anticipates double-digit top-line growth with a $2.0 million improvement to EBITDA compared to 2007.

Share Repurchase

On April 10th, the Company announced that its Board of Directors has approved the repurchase of up to $3.5 million of its Common Stock. This initiative followed the Company’s announced sale of its Wireless Division on March 30, 2007, which increased Buzztime’s overall cash position by $2.0 million.

“This repurchase plan highlights our commitment to enhancing shareholder value and highlights our confidence in the long-term growth prospects for our core business. We believe that this action represents a prudent use of a portion of our cash resources at the present time,” concluded Santana.

Conference Call

Management will announce its first quarter 2007 financial results after market close on Wednesday, May 9, 2007. Management will then host a conference call at 4:30 p.m. Eastern Time to discuss the results with the investment community.

Anyone interested in participating should call 800-322-9079 if calling within the United States or 973-582-2717 if calling internationally. A re-play will be available until May 16, 2007, which can be accessed by dialing 877-519-4471 if calling within the United States or — 973-341-3080 if calling internationally. Please use passcode 8740149 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at NTN Buzztime’s web site at www.buzztime.com.

About NTN Buzztime, Inc.

Based in Carlsbad, CA, NTN Buzztime, Inc. has been a leader in interactive television entertainment for more than 20 years and distributes its Play Along TV games and technology through numerous platforms including its own Buzztime® iTV Network, which is available on TVs in approximately 4,000 restaurants, sports bars and pubs throughout North America and the United Kingdom. Its innovative games are also distributed through cable TV, satellite TV, mobile phones, electronic games and books. For more information, please visit www.buzztime.com.

Forward-looking Statements;

This release contains forward-looking statements which reflect management’s current views of future events and operations including but not limited to projected future financial results and business trend. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc.’s recent Form 10-K and other filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

Kendra.berger@ntnbuzztime.com

Or

Peter Seltzberg

Hayden Communications

(646) 415-8972

peter@haydenir.com

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,052	$8,774
Restricted cash	45	58
Accounts receivable, net	1,099	1,874
Investments available-for-sale	304	337
Deposits on broadcast equipment	514	381
Deferred costs	1,016	1,067
Prepaid expenses and other current assets	637	908
Assets held for sale	1,428	2,659

Total current assets	16,095	16,058
Broadcast equipment and fixed assets, net	5,123	5,919
Software development costs, net	810	806
Deferred costs	894	963
Goodwill	974	974
Intangible assets, net	1,441	1,561
Other assets	200	244

Total assets	$25,537	$26,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,039	$1,139
Accrued expenses	1,096	1,282
Sales tax payable	950	763
Accrued salaries	189	475
Accrued vacation	430	401
Income taxes payable	38	53
Obligations under capital leases – current portion	251	349
Deferred revenue	1,204	1,486
Deferred revenue-Buzztime	298	340
Liabilities of discontinued operations	1,937	1,441

Total current liabilities	7,432	7,729
Obligations under capital leases, excluding current portion	11	20
Deferred revenue, excluding current portion	179	246

Total liabilities	$7,622	$7,995

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock	1	1
Common stock	273	272
Additional paid-in capital	111,815	111,617
Accumulated deficit	(94,328)	(93,561)
Accumulated other comprehensive income	154	201

Total shareholders’ equity	17,915	18,530

Total liabilities and shareholders’ equity	$25,537	$26,525

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months ended March 31, 2007 and 2006 (Unaudited)

(In thousands, except share data)

	2007	2006
Revenues	$7,733	$8,269
Operating expenses:
Direct operating costs of services (includes depreciation)	2,213	2,476
Selling, general and administrative	5,691	5,340
Depreciation and amortization (excluding depreciation included in direct costs)	153	171
Research and development	36	66
Restructuring charge	452	—

Total operating expenses	8,545	8,053

Operating loss	(812)	216
Other income (expense):
Interest, net	28	(15)
Other income	81	—

Total other income (expense)	109	(15)

Loss from continuing operations before income taxes	(703)	201
Provision for income taxes	(60)	(27)

Net income (loss) from continuing operations	(763)	174
Net loss from discontinued operations, net of tax	(4)	(98)

Net income (loss)	$(767)	$76

Net income (loss) per common share – basic and diluted:
Net income (loss) from continuing operations	(0.01)	0.00

Net loss from discontinued operations	(0.00)	0.00

Net income (loss)	$(0.01)	$0.00

Weighted average shares outstanding — basic	54,754	53,928

Weighted average shares outstanding —diluted	54,754	60,931

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the Three Months ended March 31, 2007 and 2006

(In thousands)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss) from operations	$(767)	$76
Adjustments to reconcile net loss to net cash provided by operating activities:
Net loss from discontinued operations, net of tax	4	98
Depreciation and amortization	994	1,058
Provision for doubtful accounts	50	201
Non-cash share-based compensation	179	408
Loss from disposition of equipment	7	17
Changes in assets and liabilities:
Restricted cash	13	—
Accounts receivable	725	85
Deferred costs	120	14
Prepaid expenses and other assets	316	(3)
Accounts payable and accrued expenses	(400)	(597)
Income taxes payable	(15)	(133)
Deferred revenue	(391)	(41)

Net cash provided by operating activities	835	1,183

Cash flows from investing activities:
Capital expenditures	(40)	(424)
Software development expenditures	(84)	(132)
Deposits on broadcast equipment	(105)	(271)
Proceeds from sale of discontinued operations	2,300	—
Net change in loans from discontinued operations	(573)	(231)

Net cash provided by (used in) investing activities	1,498	(1,058)

Cash flows from financing activities:
Principal payments on capital leases	(107)	(108)
Proceeds from exercise of stock options and warrants	65	79

Net cash used in financing activities	(42)	(29)

Net increase in cash and cash equivalents	2,291	96
Effect of exchange rate on cash	(13)	(46)
Cash and cash equivalents at beginning of period	8,774	5,982

Cash and cash equivalents at end of period	$11,052	$6,032

NTN BUZZTIME, INC. AND SUBSIDIARIES

EBITDA

The following tables reconcile our net loss per GAAP to EBITDA:

($000)	Three Months Ended March 31, 2007 (Unaudited)
EBITDA Calculation:	Buzztime iTV Network	Buzztime Distribution	Software Solutions	NTN Wireless	Total
Net income (loss) per GAAP	$(587,000)	$(176,000)	$(462,000)	$458,000	$(767,000)
Interest, net	(28,000)	—	—	—	(28,000)
Depreciation and amortization	858,000	136,000	—	—	994,000
Income taxes	60,000	—	—	29,000	89,000

EBITDA	$303,000	$(40,000)	$(462,000)	$487,000	$288,000

($000)	Three Months Ended March 31, 2006 (Unaudited)
EBITDA Calculation:	Buzztime iTV Network	Buzztime Distribution	Software Solutions	NTN Wireless	Total
Net income (loss) per GAAP	$396,000	$(222,000)	$(315,000)	$217,000	$76,000
Interest, net	14,000	1,000	—	—	15,000
Depreciation and amortization	929,000	129,000	84,000	16,000	1,158,000
Income taxes	27,000	—	—	5,000	32,000

EBITDA	$1,366,000	$(92,000)	$(231,000)	$238,000	$1,281,000

Consolidated Results (Unaudited)

For the Three Months Ended March 31,

Revenues by Segment:	2007	2006
Continuing Operations:
Buzztime iTV Network	$7,594,000	$8,089,000
Buzztime Distribution	139,000	180,000

Total Entertainment Division	7,733,000	8,269,000

Discontinued Operations:
Wireless	1,674,000	1,529,000
Software Solutions	909,000	1,264,000

Total Hospitality Division	2,583,000	2,793,000

Consolidated Revenues	$10,316,000	$11,062,000

Consolidated Results (Unaudited)

For the Three Months Ended March 31,

Income (Loss) by Segment:	2007	2006
Continuing Operations:
Buzztime iTV Network	$(587,000)	$396,000
Buzztime Distribution	(176,000)	(222,000)

Total Entertainment Division	(763,000)	174,000
Discontinued Operations:
Wireless	458,000	217,000
Software Solutions	(462,000)	(315,000)

Total Hospitality Division	(4,000)	(98,000)

Consolidated Net Income (Loss)	$(767,000)	$76,000